UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: July 20, 2017
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

248 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective July 20, 2017, the Board of Directors (the “Board”) of Sun Communities, Inc. (the “Company”), appointed Ms. Meghan G. Baivier to serve as a director of the Company until the annual meeting of the Company’s stockholders to be held in 2018 and until her successor is elected and qualifies. In addition, Ms. Baivier has been appointed to the Audit Committee of the Board.

The Company entered into an indemnification agreement with Ms. Baivier on the same terms as the indemnification agreements with the Company’s other executive officers and directors. Under the terms of this agreement, the Company has agreed (subject to certain exclusions), to hold harmless and indemnify Ms. Baivier against any and all expenses, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which she is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that she is, was or at any time becomes a director, officer, partner, trustee, employee or agent of the Company, or is or was serving or at any time serves at the request of the Company as director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, employee benefit plans), to the fullest extent authorized and permitted by applicable law on the date of such agreement and to such greater extent as applicable law may thereafter permit.

In addition, the indemnification agreement provides that the Company will make an advance payment of expenses to Ms. Baivier in order to cover a claim relating to any fact or occurrence arising from or relating to events or occurrences specified in the prior paragraph, subject to receipt of an undertaking by or on behalf of Ms. Baivier to repay such amount if it shall ultimately be determined that she is not entitled to be indemnified by the Company as authorized under the agreement.

Ms. Baivier, age 37, serves as Executive Vice President, Chief Financial Officer and Chief Operating Officer of Easterly Government Properties, Inc. (“Easterly”). Ms. Baivier has served as Executive Vice President and Chief Operating Officer since joining Easterly in May 2015 and as Easterly’s Chief Financial Officer since March 2016. Prior to joining Easterly, Ms. Baivier served as Vice President of Citigroup’s Real Estate and Lodging Investment Banking group, from August 2010 to April 2015, where she was involved in a wide range of financial advisory and capital markets transactions. From March 2005 to June 2007, Ms. Baivier was an Equity Research Associate with Chilton Investment Co. Ms. Baivier was also previously employed by Fidelity Management and Research as a High Yield Research Associate from September 2001 to February 2005. Ms. Baivier earned her MBA from Columbia Business School where she was awarded the prestigious Feldberg Fellowship and her BA from Wellesley College.

There is no agreement or understanding between Ms. Baivier and any other person pursuant to which she was appointed to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: July 20, 2017	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer